UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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T REIT, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
PRINCIPAL SHAREHOLDERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROPOSAL NO. 2
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NON-AUDIT FEES
AUDIT COMMITTEE REPORT TO SHAREHOLDERS
ANNUAL REPORT
CODE OF BUSINESS CONDUCT AND ETHICS
PROPOSALS FOR 2007 ANNUAL MEETING
OTHER MATTERS

T REIT, INC.
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
Telephone: (877) 888-7348
May 25, 2006
Dear Shareholder:
      On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Shareholders of T REIT, Inc. to be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612, on June 26, 2006 at 9:00 a.m. local time. We look forward to your attendance.
      The accompanying Notice of Annual Meeting and Proxy Statement describe the formal business to be acted upon by the shareholders. A current report on our operations will also be presented at the Annual Meeting and our shareholders will have an opportunity to ask questions.
      Your vote is very important. Regardless of the number of our shares you own, it is very important that your shares be represented. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the enclosed Proxy Card and returning it via fax to (212) 645-8046 or in the accompanying postage-paid return envelope. You also may vote via the Internet at https://www.proxyvotenow.com/treit or by telephone by dialing toll-free 1-866-257-2281. Please follow the directions provided in the Proxy Statement. This will not prevent you from voting in person at our Annual Meeting, but will assure that your vote will be counted if you are unable to attend our Annual Meeting.
      YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF AND INTEREST IN OUR COMPANY.

Sincerely,

Jack R. Maurer
Chief Executive Officer and President

T REIT, INC.
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
Telephone: (877) 888-7348
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 26, 2006
       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of T REIT, Inc., a Virginia corporation will be held on June 26, 2006 at 9:00 a.m. local time, at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes:

1. To elect three directors, each for a term of one year; and

2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.
      These items are fully discussed in the following pages, which are made part of this Notice. Our shareholders of record on May 15, 2006 are entitled to vote at the Annual Meeting. A list of shareholders entitled to vote will be available for inspection at the offices of T REIT, Inc., 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, for the ten day period immediately preceding the Annual Meeting.
      Please sign and date the accompanying Proxy Card and return it promptly by fax to (212) 645-8046 or in the enclosed postage-paid envelope whether or not you plan to attend. You also may vote your shares electronically via the Internet at https://www.proxyvotenow.com/treit or by telephone by dialing toll-free 1-866-257-2281. Instructions are included with the Proxy Card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have returned your Proxy Card or voted your shares electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors

Andrea R. Biller
Secretary

T REIT, INC.
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
Telephone: (877) 888-7348
PROXY STATEMENT
      The enclosed proxy is solicited by the Board of Directors of T REIT, Inc. for use in voting at the Annual Meeting of Shareholders to be held June 26, 2006 at 9:00 a.m. local time, at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice. The proxy solicitation materials were mailed to shareholders on, or about, May 25, 2006.
About the Meeting

What is the purpose of the meeting?
      At our Annual Meeting, shareholders will vote upon the matters outlined in the accompanying Notice of Meeting, including:

•	The election of three directors, each for a term of one year; and

•	Ratification of the selection of Deloitte & Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2006.
      Management will report on T REIT’s performance during fiscal 2005 and respond to questions from shareholders. In addition, representatives of Deloitte & Touche, LLP, or Deloitte, are expected to be at the annual meeting to respond to questions.

What are the Board’s voting recommendations?
      Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends that you vote your shares “FOR” the election of each of the nominees of the Board of Directors and “FOR” the ratification of Deloitte as our independent registered public accounting firm. No director has informed us that he intends to oppose any action intended to be taken by us.

What happens if additional proposals are presented at the meeting?
      Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you vote by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?
      Only shareholders of record at the close of business on the record date of May 15, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on.

What constitutes a quorum?
      If a majority of the shares outstanding on the record date are present at the Annual Meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had 4,605,000 shares of common stock issued and outstanding and entitled to a vote. Abstentions and broker “non-vote” occur when a broker, bank of other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?
      Voting by Mail — Shareholders may vote by completing the attached proxy card and mailing it in the enclosed self-addressed postage-page return envelope.
      Voting by Fax — Shareholders may vote by completing the attached proxy card and faxing it to (212) 645-8046 until 5:00 p.m. Eastern Daylight Time on June 25, 2006.
      Voting by Telephone — Shareholders may vote by telephone by dialing toll-free at 1-866-257-2281 until 5:00 p.m. Eastern Daylight Time on June 25, 2006.
      Voting by Internet — Shareholders may vote electronically using the Internet at https://www.proxyvotenow.com/treit until 5:00 p.m. Eastern Daylight Time on June 25, 2006.

Can I change my vote after I return my proxy card or after I vote by telephone or over the Internet?
      If you are a “record” holder, even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the Annual Meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or over the Internet, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.
      If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve each proposal that comes before the meeting?
      To obtain approval of the election of the nominees for directors and ratification of the appointment of Deloitte, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of these proposals.

Who will bear the costs of soliciting votes for the meeting?
      T REIT will bear the entire cost of the solicitation of proxies from its shareholders. We have retained Ellen Philip Associates to assist us in connection with the solicitation of proxies for the Annual Meeting. We expect to pay approximately $12,000 for such services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our shareholders.
Record Date and Number of Shares Outstanding
      As of May 15, 2006, T REIT had 4,605,000 shares of common stock issued and outstanding. Only shareholders of record at the close of business on May 15, 2006 will be entitled to vote at the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Information about Director Nominees
      Our articles of incorporation provide that our board of directors will consist of between three and nine directors. Each director serves a term of one year, but may be re-elected. Each of the nominees listed below is standing for re-election, and, if elected, the nominees will constitute the entire board of directors until our next annual meeting of the shareholders.
      Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR the election as directors of all of the nominees named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he will serve on our board of directors for his one-year term and until his successor has been elected and qualified. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our board of directors. We are not aware of any family relationship among any of the nominees to become directors or our executive officers. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director except that such nominees have agreed to serve as our directors if elected.
      Information regarding our nominees for election as directors is set forth below:

Anthony W. (“Tony”) Thompson, 59, has served as chairman of our board of directors, chief executive officer, president and a director since December 1999. Mr. Thompson resigned as chief executive officer and president in August 2004. Mr. Thompson is a co-founder and owns 36.5% of our Advisor, Triple Net Properties, LLC, and has been its chief executive officer and chairman of its board of managers since its inception in April 1998. He is also president and 84% owner of Triple Net Properties Realty, Inc., or Realty, an affiliated real estate brokerage and management company that provides certain real estate brokerage and management services to us. Mr. Thompson has also served as chairman on the board of directors of G REIT, Inc., an affiliate, since December 2001 and previously served as that company’s chief executive officer and president from December 2001 until December 2005. Prior to April 1998, Mr. Thompson was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment firm founded in 1978. Mr. Thompson is an 85% owner and chairman of the board of our dealer manager, NNN Capital Corp., and is a registered securities principal with the National Association of Securities Dealers, or NASD. He is a 1969 graduate of Sterling College with a BS degree in economics. He is a member of the Sterling College board of trustees and various other charitable and civic organizations.

W. Brand Inlow, 52, has served as a director of our company since May 2002. He is a principal, co-founder and director of acquisitions for McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment communities in the Southeast formed in October 2004. Since October 2003, Mr. Inlow has provided professional consulting services to the multifamily industry on matters related to acquisitions, dispositions, asset management and property management operations and through an affiliation with LAS Realty in Richmond, Virginia, conducts commercial real estate brokerage. Mr. Inlow also is president of Jessie’s Wish, Inc., a Virginia non-profit corporation dedicated to awareness, education and financial assistance for patients and families dealing with eating disorders. Mr. Inlow served as president of Summit Realty Group, Inc. in Richmond, Virginia, from September 2001 through October 2003. Prior to joining Summit Realty, from November 1999 to September 2001 he was vice president of acquisitions for EEA Realty, LLC in Alexandria, Virginia where he was responsible for acquisition, disposition and financing of company assets, which were primarily garden apartment properties. Prior to joining EEA Realty, from November 1991 to November 1999, Mr. Inlow worked for United Dominion Realty Trust, Inc., a publicly traded real estate investment trust, as assistant vice president and senior acquisition analyst, where he was responsible for the acquisition of garden apartment communities. Mr. Inlow also serves as a director of G REIT, Inc.

D. Fleet Wallace, 38, has served as a director of our company since May 2002. He is a principal and co-founder of McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment properties in the Southeast formed in October 2004. Mr. Wallace also serves as a principal of Greystone Capital Management, LLC, formed in September 2001, and helps manage Greystone Fund, L.P. Greystone Fund, L.P. is a professionally managed opportunity fund invested primarily in promising venture capital opportunities and distressed assets in the form of real estate, notes and accounts receivable, inventory and other assets. From April 1998 to August 2001, Mr. Wallace served as corporate counsel and Assistant Secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. At United Dominion, he managed general corporate matters for over 150 affiliated entities, negotiated and executed numerous real estate acquisitions and dispositions and provided legal support on over $1 billion in financing transactions. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with the firm of McGuire Woods in Richmond, Virginia. Mr. Wallace also serves as a director of G REIT, Inc. Mr. Wallace received a BA degree in history from the University of Virginia in 1990 and a JD degree from University of Virginia in 1994.
The Board of Directors recommends a vote FOR all of the nominees for election as directors.
EXECUTIVE OFFICERS
      Information regarding our executive officers is set forth below:

Jack R. Maurer, 62, has served as our chief executive officer and president since August 2004, having previously served as our secretary and treasurer since December 1999. He has served as chief financial officer of our Advisor from April 1998 to December 2001, when he became financial principal of NNN Capital Corp., and has served as executive vice president of G REIT, Inc., an affiliate, since December 2001. Mr. Maurer has over 33 years of real estate financial management experience, including chief financial officer and controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a general partner and CEO of Wescon Properties, where he was involved in finance, accounting and forecasting. His previous experience also includes the national accounting firm of Kenneth Leventhal & Company. Mr. Maurer received a BS degree from California State University at Northridge in 1973 and is a registered general securities principal with the NASD.

Scott D. Peters, 48, has served as our executive vice president and chief financial officer since September 2004 and is responsible for all areas of finance, including accounting and financial reporting, as well as a liaison for institutional investors, lenders and investment banks. Since December 2005, Mr. Peters also serves as chief executive officer and president of G REIT, Inc., having served as that company’s executive vice president and chief financial officer from September 2004 until December 2005. Mr. Peters has also served as the chief financial officer and a member of the board of managers of our Advisor since September 2004. Since July 1996, Mr. Peters has served as senior vice president, chief financial officer and a director of Golf Trust of America, Inc., a real estate investment trust, which became publicly traded in February 1997. Mr. Peters received a BBA degree in accounting and finance from Kent State University.

Andrea R. Biller, 55, has served as our secretary since May 2004. She has served as general counsel for our Advisor since March 2003, overseeing all legal functions for our Advisor. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the Securities and Exchange Commission from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller earned a BA degree in psychology from Washington University, an MA degree in psychology from Glassboro State University and a JD degree from George Mason University School of Law in 1990, where she graduated first in her class “With Distinction.” Ms. Biller is a member of the California, Virginia and the District of Columbia State Bars.

CORPORATE GOVERNANCE
Board of Directors
      The Board of Directors held 4 meetings (including regularly scheduled and special meetings) during the fiscal year ended December 31, 2005. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he served as a director and the total number of meetings held by all committees of the Board on which he served during the periods in which he served.
Director Attendance at Annual Meetings
      Although we have no policy with regard to attendance by the members of the Board of Directors at our annual meeting of shareholders, it is customary for members of the Board of Directors to attend to foster communication between shareholders and the Board. At the 2005 annual meeting of shareholders, all of our three incumbent directors were in attendance.
Contacting the Board of Directors
      Any shareholder who desires to contact members of the Board of Directors may do so by writing to: the Board of Directors, 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any communications regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by the Secretary to the Audit Committee for review.
Committees of the Board of Directors
      We have two standing committees: the Audit Committee and the Executive Compensation Committee. From, time to time the Board may establish certain other committees to facilitate the management of us. Each committee is described in further detail below.
      We do not have a separate Nominating and Corporate Governance Committee. Instead, the full Board of Directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting policies with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the Board of Directors, conducting candidate searches and interviews, overseeing and evaluating the Board of Directors and our management, evaluating from time to time the appropriate size and composition of the Board of Directors and recommending, as appropriate, increases, decreases and changes to the composition of the Board of Directors and formally proposing the slate of directors to be elected at each annual meeting of our shareholders.
      The Board of Directors will consider nominees for our Board of Directors recommended by shareholders. Notice of proposed shareholder nominations for director must be delivered not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating shareholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to the Board of Directors at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, Attention: Secretary.
      In considering possible candidates for election as a director, the Board of Directors is guided by the principle that each director should (i) be an individual of high character and integrity, (ii) be accomplished in his or her respective field, with superior credentials and recognition, (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management, (iv) have sufficient time available to devote to our affairs, (v) represent the long-term interests of our shareholders as a whole, and (vi) be selected such that the Board of Directors represents a diversity of background and experience.
      Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Board of Directors will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the annual meeting of shareholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.
      Audit Committee. The Audit Committee reviews the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance and management and compliance by us with legal and regulatory requirements. The current members of the Audit Committee are W. Brand Inlow and D. Fleet Wallace. Messrs. Inlow and Wallace are independent as defined by the National Association of Securities Dealers listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Messrs. Inlow and Wallace will continue to serve on the Audit Committee if elected to the Board of Directors at the Annual Meeting.
      The Audit Committee operates under a written charter that was amended by the Board of Directors in May 2003 upon the recommendation of the Audit Committee.
      The Audit Committee held four meetings during the fiscal year ended December 31, 2005. Subsequent to the 2005 year end, the Audit Committee reviewed and discussed the 2005 year-end audited financial statements with our management, and discussed with Deloitte & Touche LLP, our independent registered public accounting firm for fiscal year 2005, the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independent Standards Board Standard No. 1, and discussed the accountants’ independence with Deloitte & Touche LLP. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the 2005 year-end financial statements be included in our Annual Report on Form 10-K filed with the SEC on March 10, 2006.
      Executive Compensation Committee. Our board of directors has established an executive compensation committee consisting of up to three directors, including at least two independent directors, to establish compensation policies and programs for the directors and executive officers. The members of the executive compensation committee are Messrs. Thompson, Wallace and Inlow. At present, the executive compensation committee serves only to determine the stock option grants under our two stock option plans. In accordance with the adoption of our plan of liquidation by our shareholders on July 27, 2005, all outstanding options under our equity compensation plans were forfeited and the plans were terminated. As of December 31, 2005 we have no equity compensation plans outstanding.
      Special Committee. Effective December 29, 2004, the Board of Directors formed the special committee consisting of our independent directors to consider and review several proposed corporate transactions. During 2005, the special committee engaged an independent financial advisor to assist them in their review. On June 3, 2005, each of our special committee and our board of directors approved a plan of liquidation which was thereafter approved by our shareholders at the 2005 Annual Meeting of Shareholders held on July 27, 2005.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
      We pay each independent director a fee of $1,000 for attending, in person or by telephone, each regular meeting of the board of directors. Additionally, each independent director will receive a fee of $500 for attending, in person or by telephone, each committee meeting attended by such director, except that the chairman of the audit committee receives $1,000 for attending, in person or by telephone, each audit committee meeting.
Independent Director Stock Option Plan
      In February 2000 we adopted the independent director stock option plan, or the Director Plan, which was approved at the annual shareholders meeting on June 28, 2003. Only outside and independent directors are eligible to participate in the Director Plan. We have authorized and reserved a total of 100,000 shares of common stock for issuance under the Director Plan. As of December 31, 2004, we had granted options to purchase 50,000 shares in accordance with the Director Plan. We did not grant any options in 2005. Pursuant to our plan of liquidation, as of July 27, 2005 the Director Plan was terminated and all options under the plan were forfeited.
Officer and Employee Stock Option Plan
      In February 2000, we adopted the officer and employee stock option plan, or the Officer Plan, which was approved at the annual shareholders meeting on June 28, 2003. All of the officers and employees were eligible to participate in the Officer Plan; although, we had no employees as of December 31, 2005. We authorized and reserved a total of 700,000 shares of common stock for issuance under the Officer Plan. As of December 31, 2004, we had granted options to purchase 375,000 shares in accordance with the Officer Plan. We did not grant any options in 2005. Pursuant to our plan of liquidation, as of July 27, 2005 the Officer Plan was terminated and all options under the plan were forfeited.
Equity Compensation Plan Information
      In accordance with the adoption of our plan of liquidation by our shareholders on July 27, 2005, all outstanding options under our equity compensation plans were forfeited and the plans were terminated. As of December 31, 2005 we have no equity compensation plans outstanding.
Compensation of Executive Officers
      We have no employees and our executive officers are all employees of our Advisor and/or its affiliates. These executive officers are compensated by our Advisor and/or its affiliates.
Option/ SAR Grants in Last Fiscal Year
      No option grants were made to officers and directors for the year ended December 31, 2005. Pursuant to our plan of liquidation, all outstanding options were forfeited.
Compensation Committee Interlocks and Insider Participation
      During 2005, all of our directors served on the executive compensation committee.

PRINCIPAL SHAREHOLDERS
      The following table shows, as of May 15, 2006, the number and percentage of shares of our common stock owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (2) our chief executive officer (and each of the four most highly compensated executive officers if such officer’s salary and bonus for 2005 exceeded $100,000), (3) each director and (4) all directors and executive officers as a group.

	Number of
	Shares of
	Common Stock
	Beneficially	Percent of
Name of Beneficial Owner	Owned(1)	Class

Anthony W. Thompson, Chairman(2)	22,214	*
Jack R. Maurer, Chief Executive Officer and President	—	*
D. Fleet Wallace, Director	552	*
W. Brand Inlow, Director	552	*

All Directors and Executive Officers as a group	23,318	*

*	Represents less than 1% of our outstanding common stock.

(1)	All outstanding options were forfeited as of July 27, 2005 pursuant to the adoption of our plan of liquidation by shareholders.

(2)	Includes 114 shares owned by AWT Family LP, a limited partnership 70% owned by Mr. Thompson and 22,100 shares owned by our Advisor, a limited liability company controlled by Mr. Thompson.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our officers and directors, and persons who own 10% or more of our common stock, to report their beneficial ownership of our common stock (and any related options) to the SEC. Their initial reports must be filed using the SEC’s Form 3 and they must report subsequent stock purchases, sales, option exercises and other changes using the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on Form 5. Officers, directors and shareholders owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all of reports they file pursuant to Section 16(a). We have made the services of our legal counsel available to our officers and directors to assist them in meeting their filing obligations.
      Based solely on our review of copies of these reports filed by or on behalf of our officers and directors (or oral representations that no such reports were required) as of May 15, 2006, we believe that since we have become publicly registered none of our officers and directors complied with any applicable Section 16(a) filing requirements (we have no shareholders who own 10% of more of our common stock).
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      Triple Net Properties, LLC, our Advisor, is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our Board of Directors pursuant to the terms of an agreement between us and our Advisor, or the Advisory Agreement. Our Advisor is a Virginia limited liability company that was formed in April of 1998 to advise syndicated limited partnerships, limited liability companies and other entities regarding the acquisition, management and disposition of real estate assets. All of our officers and one of our directors are affiliated with our Advisor, and these officers and directors collectively own 38.2% of the equity interest in our Advisor. Our Advisor currently advises more than 100 entities that have invested in properties located in twenty states.

      Before the commencement of our initial public offering, our Advisor purchased 22,100 shares of common stock at a price of $9.05 per share for $200,005 in cash. Our Advisor intends to retain such shares while serving as our Advisor.
Advisory Agreement
      The Advisory Agreement between us and our Advisor was renewed by our board of directors on May 8, 2004 for an additional one-year term effective February 22, 2004. The current term of the Advisory Agreement expired on February 22, 2005 and our Advisor continues to manage us on a month-to-month basis pursuant to the terms of the expired Advisory Agreement. In view of the approval of our plan of liquidation by our shareholders, we do not intend to execute a new advisory agreement. Under the terms of the Advisory Agreement, our Advisor has responsibility for our day-to-day operations, administers our accounting and bookkeeping functions, serves as a consultant in connection with policy decisions to be made by our board of directors, manages our properties and renders other services deemed appropriate by our board of directors. Our Advisor is entitled to reimbursement from us for expenses incurred in rendering its services, subject to certain limitations. Fees and costs reimbursed to our Advisor cannot exceed the greater of 2% of average invested assets, as defined in the Advisory Agreement, or 25% of net income for the previous four quarters. For the years ended December 31, 2005, 2004 and 2003, such reimbursement had not exceeded these limitations. We paid our Advisor $183,000, $319,000 and $1,000 for services provided to us for the years ended December 31, 2005, 2004 and 2003.
      Our Advisor may receive an annual asset management fee of up to 1.5% of the Average Invested Assets. This fee will be paid or accrued quarterly, but will not be paid until our shareholders have received distributions equal to a cumulative non-compounded rate of 8% per annum on their investment in us. There were no asset management fees incurred or paid to our Advisor during the years ended December 31, 2005, 2004 and 2003.
Real Estate Commissions and Disposition Fees
      Under the terms of the Advisory Agreement, Realty may receive commissions from acquisitions and dispositions of our properties. For the years ended December 31, 2005, 2004 and 2003, we paid real estate commissions and disposition fees to Realty of $3,491,000, $843,000 and $350,000, respectively, of which 75% was passed through to our Advisor pursuant to an agreement between our Advisor and Realty, or the Realty-Triple Net Agreement.
Leasing Commissions
      For the years ended December 31, 2005, 2004 and 2003, we incurred leasing commissions of $349,000, $48,000 and $31,000, respectively, to Realty, of which 100% was passed through to our Advisor pursuant to the Realty-Triple Net Agreement.
Property Management Fee
      Under the terms of the Advisory Agreement, we pay Realty a property management fee equal to 5% of the gross revenue from the properties. For the years ended December 31, 2005, 2004, and 2003, we paid Realty property management fees of $291,000, $343,000 and $195,000, respectively, of which 100% was passed through to our Advisor pursuant to the Realty-Triple Net Agreement. These fees are paid monthly.
Incentive Distributions
      Our Advisor owns 100 non-voting incentive performance units in T REIT, L.P., our Operating Partnership, and is entitled to incentive distributions of operating cash flow after our shareholders have received an 8.0% annual return on their invested capital. Upon approval of our plan of liquidation by our shareholders, our Advisor’s board of managers permanently waived any distributions that our Advisor may have become entitled to receive in connection with its incentive performance units. No incentive distributions were made to our Advisor for the years ended December 31, 2005, 2004 and 2003.

Related Party Accounts Receivable/ Payable
      Related party accounts receivable consists primarily of amounts due to us from our Advisor. Related party accounts payable consists primarily of amounts due from us to our Advisor.
Unconsolidated Debt Due to Related Parties
      Our properties may obtain financing through our Advisor and Cunningham Lending Group, LLC, or Cunningham, an entity wholly owned by Anthony W. Thompson. As of December 31, 2005 and 2004, the following notes were outstanding:

Cunningham Lending Group, LLC
      As of December 31, 2004, Pacific Corporate Park, of which we owned 22.8%, had $81,000 outstanding due to Cunningham at an interest rate of 8% per annum, which was due one year from the origination. Pacific Corporate Park borrowed an additional $1,225,000 during February, March and April 2005 at an interest rate of 8% per annum, which was due one year from origination. All of the Pacific Corporate Park notes plus accrued interest were repaid on July 20, 2005.
      Emerald Plaza, of which we owned 2.7%, borrowed $743,000 during February, March and April 2005 at an interest rate of 8% per annum, which was due one year from origination. These notes plus all accrued interest were paid in full on November 10, 2005.

Triple Net Properties, LLC
      County Center Drive, of which we owned 16.0%, had $121,000 due to our Advisor as of December 31, 2004. This unsecured note bore interest at 12.0% per annum and was due and payable upon demand. The note, plus all accrued interest was repaid on April 14, 2005.
Related Party Accounts Receivable

Leases
      In connection with the sale of the Christie Street property, a single tenant office building, in November 2001, we agreed as part of the sale transaction to guarantee the lease payment in the amount $20,000 per month for a period of five years under a master lease agreement. Under this agreement, we are obligated to make lease payments to the new lessor only in the event the sublessee fails to make the lease payments. In addition, we are also obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13, 2006. Concurrent with the issuance of this guaranty, our Advisor agreed to indemnify us against any future losses under the master lease agreement with the indemnification evidenced by an indemnity agreement dated November 13, 2001. The current tenant’s sublease expired on August 31, 2002. In October 2002, the tenant vacated the property. Accordingly, we have accrued $220,000 and $460,000 related to our obligations under the guaranty as of December 31, 2005 and 2004, respectively. We have no collateral; however, we have recourse against our Advisor under the indemnity agreement. As of December 31, 2005, we have been reimbursed by our Advisor for all amounts paid under the guaranty and expect to be reimbursed in the future by our Advisor in connection with the indemnity agreement for the full amount of our obligation.
Executive Officer Investments in Unconsolidated Real Estate
      We have purchased certain interests in properties where our executive officers or non-independent director also have made investments.

Emerald Plaza — San Diego, California
      On June 14, 2004, we purchased a 2.7% interest in the Emerald Plaza Building in San Diego, California, through NNN Emerald Plaza, LLC. AWT Family LP, a limited partnership 70% owned by

Anthony W. Thompson, who was our chief executive officer, president and chairman of our board of directors at the time of the purchase, purchased a 1.9% interest in the property in the amount of $802,500. Jack R. Maurer, who was our Treasurer at the time of the purchase, purchased a 0.3% interest in the property for $25,000. On November 10, 2005, our Advisor sold the Emerald Plaza Building to an unaffiliated third party.
Business Relationships with Legal Counsel
      Hirschler Fleischer, a Professional Corporation, acts as legal counsel to us. During the year ended December 31, 2005, we incurred and paid legal fees to Hirschler Fleischer of $10,000. Mr. Rogers has been a member of Hirschler Fleischer since 1988, was a shareholder from 1994 to December 31, 2004, and, since January 2005, has served as their senior counsel. Effective August 15, 2004, Mr. Rogers was appointed president of our Advisor and effective September 27, 2004, Mr. Rogers was appointed a member of our Advisor’s board of managers. As of December 31, 2005, Mr. Rogers owns 2.0% of our Advisor and 16.0% of Realty.
PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Our Audit Committee has selected Deloitte & Touche, LLP, or Deloitte, to be our independent registered public accounting firm for fiscal 2006. A representative of Deloitte is expected to be present at the Annual Meeting to respond to appropriate questions and make a statement should they so desire.
      Although it is not required to do so, the Board if Directors is submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting in order to ascertain the view of the shareholders regarding such selection. The affirmative vote of the holders of a majority of our shares of common stock present or represented and voting at the Annual Meeting will be required to approve this proposal.
      The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the T REIT, Inc. for 2006.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Previous Independent Registered Public Accounting Firm
      Grant Thornton, LLP, or Grant Thornton, served as our independent registered public accounting firm from December 3, 2002 until they were dismissed by us on February 8, 2004. Grant Thornton’s dismissal was approved by our Audit Committee. Our financial statements for the year ended December 31, 2002 contained no adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the period of Grant Thornton’s engagement, we had no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. No reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred during the period of Grant Thornton’s engagement.

AUDIT AND NON-AUDIT FEES
      Grant Thornton served as our independent auditors from August 22, 2002, until they were dismissed by us on February 8, 2004. Deloitte has served as our independent auditors since February 8, 2004 and audited our consolidated financial statements for the years ended December 31, 2005, 2004 and 2003.
      The following table lists the fees for services rendered by our independent auditors for 2005 and 2004:

Services	2005	2004

Audit Fees(1)	$342,000	$401,000
Audit-Related Fees(2)	88,000	74,000
Tax Fees(3)	58,000	172,000
All Other Fees(4)	—	—

Total	$488,000	$647,000

(1)	Audit fees billed in 2005 and 2004 consisted of audit of our annual consolidated financial statements, acquisition audits, reviews of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC.

(2)	Audit-related fees billed in 2005 and 2004 consisted of financial accounting and reporting consultations.

(3)	Tax services billed in 2005 and 2004 consisted of tax compliance and tax planning and advice.

(4)	There were no fees billed for other services in 2005 or 2004.
      The Audit Committee has determined that the provision by Deloitte of non-audit services for us in 2005 is compatible with Deloitte’s maintaining its independence.
      The Audit Committee has approved Deloitte to perform the following non-audit services for us during 2005:

•	consultations and consents related to SEC filings and registration statements;

•	consultation of accounting matters; and

•	tax planning and tax compliance for the U.S. income and other taxes.
      The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minims exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC.
Financial Information Systems Design and Implementation Fees
      We were not billed any fees for any professional services during fiscal year 2005 or 2004 in connection with the design, implementation or maintenance of our information systems, local area network or similar services.
Auditor Independence
      The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining the independence of our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS
      The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The role of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.
      In this context, the Audit Committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2005 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with their independence from us. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax preparation, tax consulting services and other non-audit services to us is compatible with maintaining the independent registered public accounting firm’s independence.
      Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Commission.

Audit Committee:

W. Brand Inlow, Chairman
D. Fleet Wallace
ANNUAL REPORT
      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 was mailed to shareholders on March 21, 2006. Our Annual Report is not incorporated in this Proxy Statement and is not deemed a part of the proxy soliciting material.
CODE OF BUSINESS CONDUCT AND ETHICS
      We have adopted a Code of Business Conduct and Ethics which contains general guidelines for conducting our business and is designed to help directors and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all directors and consultants, including the chief executive officer and the principal financial officers and any other person with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Shareholders may request a copy of the Code of Ethics, which will be provided without charge, by writing to T REIT, Inc. at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, Attention: Secretary.
PROPOSALS FOR 2007 ANNUAL MEETING
      Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2007 annual meeting of shareholders must cause such proposal to be received at our principal executive offices located at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, Attention:

Secretary, no later than March 30, 2007, in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. Shareholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934. We presently anticipate holding the 2007 annual meeting of shareholders in May 2007.
OTHER MATTERS
Mailing of Materials; Other Business
      We will mail a Proxy Card together with this Proxy Statement to all shareholders of record at the close of business on May 25, 2006. The only business to come before the Annual Meeting of which management is aware is set forth in this Proxy Statement. If any other business does properly come before the Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.
      It is important that proxies be returned promptly. Therefore, shareholders are urged to date, sign and return the accompanying proxy card in the enclosed envelope or by fax to (212) 645-8046 or by telephone by dialing toll-free 1-866-257-2281 or by the internet at https://www.proxyvotenow.com/treit.

PROXY
Please Vote by June 25, 2006
The undersigned shareholder of T REIT, Inc., a Virginia corporation, hereby appoints Jack R. Maurer and Andrea R. Biller and each of them as Proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of our Shareholders to be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612 on June 26, 2006 at 9:00 a.m., local time and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
This proxy is solicited on behalf of the T REIT, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, including matters incident to its conduct.
When properly executed, this proxy will be voted as specified by the undersigned shareholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” the nominees named in Item 1 and “FOR” Item 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED IN ITEM NO. 1 AND “FOR” ITEM NO. 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED “FOR” SUCH ITEM.
1.	For the election of Anthony W. Thompson, W. Brand Inlow and D. Fleet Wallace to serve as Directors until the Annual Meeting of Shareholders of the Company to be held in the year 2007 and until their successors are elected and qualified.

	☐ For All Nominees	☐ Withheld as to All Nominees

Anthony W. Thompson	W. Brand Inlow	D. Fleet Wallace

*To vote against any individual nominee, strike a line through the nominee’s name
2.	For ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year 2006.
☐       For            ☐       Against            ☐       Abstain

SIGN, DATE and RETURN:
	Date:	/ / 2006

If the stock is jointly owned, both parties must sign.

	Date:	/ / 2006

YOUR VOTE IS IMPORTANT!
You can authorize the proxies to cast your vote and otherwise represent you at the Annual Meeting in one of four ways:
MAIL: Return the completed form in the enclosed postage-paid envelope.
FAX: Fax the completed form to (212) 645-8046.
PHONE: Call our toll-free number at (866) 257-2881 to vote.
INTERNET: Vote online at https://www.proxyvotenow.com/treit.